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                              ROYALTY PAYMENT AGREEMENT

     THIS Agreement is made and entered into as of June 18, 1992 by and between TESSEMA D. SHIFFERAW (hereinafter called "Inventor"), and BRIAN R. COOK and R.E. "SANDY" WHEELER (hereinafter called "COOK AND WHEELER").

     Inventor receives royalties under a Royalty Agreement dated April 9, 1988 by and between BOW-FLEX OF AMERICA, INC. ("Company") and TESSEMA D. SHIFFERAW ("Inventor"), attached hereto for reference as Exhibit "A". Further, Inventor agrees that copy of this Agreement shall serve as notification and instruction to Company to effect the changes in royalty payments agreed herein.

     For and in valuable consideration of past and present services by Cook and Wheeler, Inventor agrees to split royalties received under that Agreement and instruct BOW-FLEX OF AMERICA, INC. to make payment as follows:

     Beginning with the calendar year 1993 and continuing until modified in writing by the parties to this Agreement, or exercise of the Company's Option to purchase the Royalty under the terms of Article III, Paragraph C of the Royalty Agreement, the Company shall pay solely to Inventor the first seventy thousand dollars ($70,000) of royalties on sales each year in accordance with Article III, Paragraph B and C of the Royalty Agreement.

     Inventor agrees and hereby instructs the Company to pay Royalties due and payable to Inventor in accordance with Paragraph B and C of the Royalty Agreement in excess of seventy thousand dollars ($70,000) each year as follows:

     An amount equal to sixty percent (60%) of the excess shall be paid to Inventor and, at the same time, an amount equal to forty percent (40%), divided equally, shall be paid directly to Cook and Wheeler.

     THIS AGREEMENT sets forth and shall constitute the entire agreement between the parties with respect to the subject matter thereof, and shall supersede any and all other prior agreements, understandings, promises and representations made by one party to the other concerning the subject matter hereof and the terms applicable thereto. This Agreement may not be released, discharged, supplemented, interpreted, amended, or

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modified in any manner except by an instrument in writing signed by each of the parties hereto.

     It is the express intention of the parties hereto that this Agreement shall be enforceable and binding upon all parties. The parties acknowledge that this Agreement has not been prepared by legal counsel and, in the event interpretation of legal counsel, or jurisdiction, should proclaim any portion of this Agreement unenforceable or not binding upon the parties as intended, then the parties agree to execute any modification or document necessary to enforce the intent of this Agreement.

     The parties hereto have set forth their signatures, witnessed by unrelated parties on the dates as indicated.

PARTIES TO THE AGREEMENT:                    WITNESSES:


Executed this 22 day of June, 1992.

/s/ Tessema D. Shifferaw                     [ILLEGIBLE]
-------------------------------------        -------------------------------
Tessema D. Shifferaw

Executed this 18 day of June, 1992.

/s/ Brian R. Cook                            /s/ E. Beth Wake
-------------------------------------        -------------------------------
Brian R. Cook

Executed this 18 day of June, 1992.

/s/ R.E. "Sandy" Wheeler                     /s/ E. Beth Wake
-------------------------------------        -------------------------------
R.E. "Sandy" Wheeler


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